Exhibit 10.13

                             Agreement and Release


     Agreement and Release Convera Corporation and Convera Technologies, Inc. ("Convera" or "the Company") and James Buchanan ("Mr. Buchanan") hereby make and enter into this Agreement and Release (the "Agreement").

NOW, THEREFORE, in consideration of the provisions and promises contained herein, Mr. Buchanan and the Company agree as follows:

     1. Mr. Buchanan hereby resigns his position as Chief Operating Officer of the Company, effective January 31, 2004, and the Company agrees to continue to employ Mr. Buchanan from January 31, 2004 to January 31, 2005(the "Continued Employment Period"). During the Continued Employment Period, Mr. Buchanan will make himself available to the Company as needed on a reasonable basis upon reasonable notice from the Company.

     2. Effective January 31, 2004, Mr. Buchanan's on-site duties at Convera's offices will cease and Mr. Buchanan will return to Convera all Confidential Information (defined below).

     3. After Mr. Buchanan has signed this Agreement, and throughout the remainder of the Continued Employment Period, the Company will pay Mr. Buchanan a monthly base salary of $29,166 (which is equivalent to an annual salary of $350,000), less applicable withholdings (the "Base Salary"), in equal semi-monthly installments. The first installment will be made on the first payroll date occurring after this Agreement has become effective. The Company will provide health, dental, vision and all other employee benefits consistent with Mr. Buchanan's enrollment and participation in the Company's employee benefit plan as of January 31, 2004 (the "Employee Benefits") throughout the term of the Continued Employment Period with the exception that Mr. Buchanan will not be eligible to accrue vacation leave during this Continued Employment Period. Mr. Buchanan will inform Convera of his newly acquired coverage under another plan if it occurs during the Continued Employment Period and coverage through the Convera plan will be discontinued.

     4. During the Continued Employment Period, Mr. Buchanan's stock options listed on the attached schedule will continue to vest according to their regular schedule. In accordance with applicable Convera Corporation Stock Option Plans (incorporated herein by reference), Mr. Buchanan may exercise vested stock options during the Continued Employment Period subject to any imposed Blackout Periods and subject to all applicable legal restrictions and for a period of ninety (90) days following the end of the Continued Employment Period. Mr. Buchanan acknowledges that the 400,000 Deferred Shares granted to him by the Company's Board of Directors on May 20, 2003 will terminate with no Deferred Shares vested.

     5. In accordance with its standard policies and practices, Convera will reimburse Mr. Buchanan for reasonable and authorized out-of-pocket business expenses incurred by him, on behalf of Convera, through the end of the Continued Employment Period.

     6. Other than his Base Salary and Employee Benefits and the one year continuation of certain stock options under Paragraph 4, Mr. Buchanan acknowledges and agrees that he shall not receive any other form of compensation or benefits from the Company during the Continued Employment Period.

     7. At the conclusion of the Continued Employment Period on January 31, 2005, Mr. Buchanan's employment with the Company shall be terminated. At that time, Convera will:

               (a) pay Mr.  Buchanan for his accrued but unused vacation time of
          130.66 hours due and owing as of the end of the Continued Employment Period in accordance with Convera's standard policies and practices, less deduction of any federal, state or local taxes that Convera may be required to collect or withhold ("Withholding Adjustments");

               (b) terminate Mr. Buchanan's Employee Benefits as of January 31, 2005; thereafter, Mr. Buchanan may extend his health, dental, and vision coverage at his own expense through COBRA continuation; and

               (c) pay Mr. Buchanan, for a period of twelve (12) months, severance pay of $12,500 per month (which is equivalent to annual severance pay of $150,000), less applicable withholdings, in equal semi-monthly installments.

     8. In consideration for the Company's agreement to provide Mr. Buchanan with continued employment and the severance pay described above, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Mr. Buchanan hereby unconditionally waives, releases and forever discharges Convera and any of Convera's current or former, owners, officials, directors, officers, shareholders, affiliates, agents, Mr. Buchanan's benefit plans, representatives, servants, employees, attorneys, subsidiaries, parents, divisions, branches, units, successors, predecessors, and assigns (collectively referred to as "Released Parties") from any and all claims, causes of action, demands or charges arising out of or relating to Mr. Buchanan's employment by or separation from Convera, whether known or unknown, including but not limited to, claims of discrimination or breach of contract, and claims based in whole or in part on the Civil Rights Act of 1991, the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, Executive Order 11246, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Civil Rights Act of 1866, or under any other employee relations law, employee benefits law or applicable federal, state, local, foreign or other law or regulations in any jurisdiction, or causes of action sounding in tort or in contract, and including but not limited to any claims for wages, commissions, bonuses, expense reimbursement or other forms of compensation, monetary or equitable relief, damages of any nature and/or attorneys' fees.

     9. This Agreement constitutes full and final settlement of any and all claims Mr. Buchanan has or may have, arising out of or relating in any way to Mr. Buchanan's employment, with or separation from Convera. For the purpose of implementing a full and complete release and discharge of Convera, Mr. Buchanan expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Mr. Buchanan does not know or suspect to exist in his favor at the time of execution hereof, and that the Agreement contemplates the extinguishment of any such claim or claims. This Agreement shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any additional or different facts.

     10. Mr. Buchanan hereby acknowledges that the agreements and covenants relating to the Continued Employment Period, and the severance pay thereafter, described herein do not arise from any pre-existing legal obligations of Convera, and that, except as set forth herein, Mr. Buchanan has no legal or other entitlement to the payments described herein under any policy, plan or procedure of Convera (including its predecessors Excalibur Technologies, Inc. and/or Intel Corporation's Interactive Media Services division (collectively, the "Predecessors")) or under any prior agreement (written or oral) between Mr. Buchanan and Convera or the Predecessors.

     11. Mr. Buchanan agrees and acknowledges that information and materials in written, oral, magnetic, photographic, optical or other form, and whether now existing or developed or created during the period of Mr. Buchanan's employment or engagement with Convera and its Predecessors, are proprietary to Convera and are highly sensitive in nature. Mr. Buchanan and Convera further agree that "Confidential Information" is any information not in the public domain, including but not limited to:

               (a) All data, documents, materials, drawings and information
               received   in   tangible   form  and  marked   "Proprietary" or
               "Confidential."

               (b) Any and all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to existing software products and software in various states of research and development including, but not limited to, source code, object
               and   load   modules,    requirements   specifications,    design
               specification, design notes, flow charts, coding sheets, annotations, documentation, technical and engineering data, laboratory studies, benchmark test results, and the structures, organization, sequence, designs, formulas and algorithms which reside in the software and which are not generally known independently to the public or within the industries or trades in which Convera competes.

                    (c) Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and related documentation, ideas for new products and services and other such information which relates to the way Convera conducts its business which is not generally known to the public.

                    (d) Patents, copyrights, trade secrets, trademarks,  service marks, and the like.

                    (e) Any and  all  customer  and  marketing  information  and materials,  such  as  strategic  data,  including  marketing  and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies which have been or are being discussed; financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and customer data, including customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Convera.

                    (f) Any and  all  information  and  materials  in  Convera's possession or under its control from any other person or entity to which it is obligated to treat as confidential or proprietary.

     12. Mr. Buchanan represents and warrants that he has complied with the provisions of any employment and/or confidentiality agreement or similar agreements previously entered into between Mr. Buchanan and Convera or the Predecessors (the "Employee Confidentiality Agreement") and that Mr. Buchanan has not done or in any way been a party to, or knowingly permitted, and will not engage in or permit any of the following:

                    (a) Disclosure of any Confidential Information or trade secrets of Convera;

                    (b)   Retention  of  any  trade   secrets  or   Confidential
               Information of Convera;

                    (c) Copying any of the above; or

                    (d) Retention of any materials  (including  any documents or other written materials, ) belonging to, or in the possession of, Convera.

     13. Mr. Buchanan confirms his promise to continue to perform the obligations he undertook in any Employee Confidentiality Agreement, including (but not by way of limitation) Mr. Buchanan's agreement not to copy, remove, disclose to his employer (or to anyone else), or to use in any way for any purpose, any Confidential Information, trade secrets, business records or other materials or property provided or disclosed to him or created or learned by him during his employment with Convera. Mr. Buchanan further agrees that he will not solicit or induce, or attempt to solicit or induce, any current or future employee of Convera to leave Convera for any reason and that Mr. Buchanan agrees that he will not attempt to contact Convera's clients or potential clients of which he is aware with regard to Convera's products and business nor to solicit, divert, or take away any of the customers of the Company or any of its suppliers. Mr. Buchanan further agrees and acknowledges that all work performed, created and conceived relating to Mr. Buchanan's scope of employment while an employee of Convera and/or the Predecessors, was done so pursuant to the Work Made for Hire Doctrine and as such, as between Mr. Buchanan and Convera, is the property of Convera. Mr. Buchanan expressly confirms that he knows of no reason why any promise or obligation set forth in any Employee Confidentiality Agreement should not be fully enforceable against Mr. Buchanan.

     14. Mr. Buchanan acknowledges that by virtue of Mr. Buchanan's employment by Convera, and over the course of that employment, Mr. Buchanan has obtained trade secrets and Confidential Information of Convera, the use or disclosure of which would cause irreparable harm to Convera. Mr. Buchanan further acknowledges that money damages are not a sufficient remedy for breach of this Agreement and that Convera shall be entitled, in addition to any and all other remedies available to Convera, the entry of preliminary injunctive relief as a remedy for such breach without the need to post a bond and without proof of actual damages. In the event that Convera is required to enforce its rights under this Agreement and prevails, Mr. Buchanan agrees that Convera shall be entitled to recover all costs and fees incurred, including attorneys' fees.

     15. Mr. Buchanan confirms that, during the Continued Employment Period and for a period of twelve (12) months thereafter, he will not engage in any activity that is or is intended to be, directly or indirectly competitive with the products developed, manufactured or marketed by the Company, or products which the Company has under development or which are the subject of active planning at any time during his employment. Companies for which he will not accept employment or consultancy for a period of up to twelve (12) months following the end of the Continued Employment Period include Verity, Autonomy, and Fast Company and their respective successors, if any.

     16. Except as provided herein (particularly in section 13), this Agreement supersedes, cancels and replaces any other agreement between Mr. Buchanan and Convera. Any right or entitlement in effect or available to Mr. Buchanan under any such other agreement is hereby unconditionally and irrevocably waived by Mr. Buchanan to the maximum extent permissible. Notwithstanding the foregoing, any agreement between Mr. Buchanan and Convera and/or the Predecessors, by which Mr. Buchanan has assigned intellectual property to Convera shall remain in effect.

     17. Notwithstanding any other provision in this Agreement, the Company expressly acknowledges its obligation to indemnify Mr. Buchanan in accordance with Convera's by-laws and to the fullest extent permitted by the Delaware General Corporation Law in respect of all claims that arise from, are based on or relate or otherwise are attributable to Mr. Buchanan in his capacity as Company officer prior to January 31, 2004.

     18. This Agreement may not be changed or altered, except by a writing signed by Convera and Mr. Buchanan. The parties agree that if any provision of this Agreement is deemed invalid, the remaining provisions will still be given full force and effect. Further, any material breach of this Agreement by either party shall excuse the other party from further performance of this Agreement. The remedies set forth herein are not intended to exclude any other remedies available to either party at law or equity.

     19. Mr. Buchanan agrees that he has been given a period of at least forty-five (45) days to consider the terms of this Agreement, although he may accept it at any time within those forty-five (45) days. To accept this Agreement, Mr. Buchanan must date and sign this Agreement and return it to Nancy McKinley of Convera. Once he has done so, he will have seven (7) days in which to revoke his acceptance. To revoke, Mr. Buchanan must send a written statement of revocation to Ms. McKinley. If he does not revoke, the Agreement will become effective on the eighth (8th) day after it is signed by Mr. Buchanan. Mr. Buchanan also acknowledges that he is being provided with Attachment A, which is a schedule of the ages and job titles of employees at Convera who are also being offered severance packages and a list of the ages and job titles of those individuals in the same job classifications who are not being offered packages.

     20. This Agreement shall be governed by and, for all purposes, construed and enforced in accordance with the laws of the State of Virginia applicable to contracts made and to be performed in such state. Convera and Mr. Buchanan agree that the federal or state courts of the State of Virginia shall have sole and exclusive jurisdiction over any claim or cause of action relating to this Agreement or Mr. Buchanan's employment by Convera or the termination of such employment, and Mr. Buchanan hereby consents to accept service of process as provided under Virginia law or by registered mail, return receipt requested, and waives any objection to personal jurisdiction of Mr. Buchanan in the state or federal courts of the State of Virginia.

     21. Mr. Buchanan agrees that the terms and conditions of this Agreement are confidential and are not to be discussed with any current, future or past employees of Convera, except those designated by Convera. The parties agree to hold these terms and conditions in strict confidence, except as required by law, or as necessary to obtain legal or financial advice. Any violation of this confidentiality provision shall be considered a material breach of this Agreement.

                                 ACKNOWLEDGMENT

I AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND RELEASE. I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND RELEASE AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. I FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT AND RELEASE, THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY AND ENCOURAGED TO HAVE THIS AGREEMENT AND RELEASE REVIEWED BY AN ATTORNEY.

CONVERA TECHNOLOGIES, INC.                  JAMES BUCHANAN

By: /s/ PATRICK C. CONDO                    /s/ JAMES BUCHANAN
______________________                      _______________________
Authorized Signature                            Signature

Dated: February 6, 2004               Date:  February 6, 2004

                                 FIRST AMENDMENT
                                       TO
                              AGREEMENT AND RELEASE


         THIS FIRST AMENDMENT, dated as of March 9, 2004 (this "Amendment"), to AGREEMENT AND RELEASE dated as of February 6, 2004 (the "Agreement"), by and between Convera Corporation ("Convera" or the "Company"), and James Buchanan ("Buchanan"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    RECITALS

         WHEREAS, Convera and Buchanan wish to amend and restate Section 13 of the Agreement and delete Section 15 of the Agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Convera and Buchanan agree as follows:

1. Amendments to the Agreement.

         (a) Section 13 of the Agreement is hereby amended to read in its entirety as follows:

         13. Mr. Buchanan confirms his promise to continue to perform the obligations he undertook in any Employee Confidentiality Agreement, including (but not by way of limitation) Mr. Buchanan's agreement not to copy, remove, disclose to his employer (or to anyone else), or to use in any way for any purpose, any Confidential Information, trade secrets, business records or other materials or property provided or disclosed to him or created or learned by him during his employment with Convera. Mr. Buchanan further agrees and acknowledges that all work performed, created and conceived relating to Mr. Buchanan's scope of employment while an employee of Convera and/or the Predecessors, was done so pursuant to the Work Made for Hire Doctrine and as such, as between Mr. Buchanan and Convera, is the property of Convera. Mr. Buchanan expressly confirms that he knows of no reason why any promise or obligation set forth in any Employee Confidentiality Agreement should not be fully enforceable against Mr. Buchanan.

     (b) Section 15 of the Agreement is hereby deleted in its entirety and amended to read in its entirety as follows:

         15. [Intentionally Left Blank]

2. General.

         (a) Except for the amendments effected by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

         (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                               CONVERA CORPORATION


                             By: /s/ PATRICK C. CONDO
                                  ____________________________________
                                  Name:Patrick C. Condo
                                  Title: President




                                  /s/  JAMES BUCHANAN
                                  ------------------------------------
                                  James Buchanan